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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Non-Employee Director Stock Option Plan of SyQuest Technology, Inc. and to the incorporation by reference therein of our report dated December 11, 1996 with respect to the consolidated financial statements and schedule of SyQuest Technology, Inc. included in the Annual Report (Form 10-
K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP


San Jose, California
January 13, 1997